Exhibit 4.4

Execution Version

HCA INC.,

as Issuer,

HCA HEALTHCARE, INC.,

as Parent Guarantor,

CSC DELAWARE TRUST COMPANY,

as Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent, Registrar and Transfer Agent

5.300% SENIOR NOTES DUE 2036

SUPPLEMENTAL INDENTURE NO. 56

Dated as of April 30, 2026

To BASE INDENTURE

Dated as of August 1, 2011

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.03, 7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	704
	(a)(4)	704, 1007, 1008 of the Base Indenture, 12.05
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	1.05, 9.04
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	1.03, 12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of this Fifty-Sixth Supplemental Indenture.

TABLE OF CONTENTS

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EXHIBITS

Exhibit A Form of Note

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SUPPLEMENTAL INDENTURE NO. 56 (this “Fifty-Sixth Supplemental Indenture”), dated as of April 30, 2026, among HCA Inc., a Delaware corporation (the “Issuer”), HCA Healthcare, Inc. (the “Parent Guarantor”), CSC Delaware Trust Company (formerly known as Delaware Trust Company) (as successor to Law Debenture Trust Company of New York), as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent.

W I T N E S S E T H

WHEREAS, the Issuer, the Parent Guarantor and the Trustee have executed and delivered a base indenture, dated as of August 1, 2011 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”) to provide for the future issuance of the Issuer’s senior debt securities to be issued from time to time in one or more series; and

WHEREAS, the Issuer has duly authorized the creation of an issue of $1,250,000,000 aggregate principal amount of 5.300% Senior Notes due 2036 (the “Initial Notes”), which shall be guaranteed by the Parent Guarantor, which has been duly authenticated by the Parent Guarantor; and in connection therewith, each of the Issuer and the Parent Guarantor has duly authorized the execution and delivery of this Fifty-Sixth Supplemental Indenture to set forth the terms and provisions of the Notes as contemplated by the Base Indenture. This Fifty-Sixth Supplemental Indenture restates in their entirety the terms of the Base Indenture as supplemented by this Fifty-Sixth Supplemental Indenture and does not incorporate the terms of the Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this Fifty-Sixth Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, except as otherwise provided herein, and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.

NOW, THEREFORE, the Issuer, the Parent Guarantor, the Trustee and the Paying Agent, Registrar and Transfer Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Fifty-Sixth Supplemental Indenture in accordance with Section 2.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliated Entity” means any Person which (i) does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets within the continental limits of the United States of America, (ii) is principally engaged in the business of financing (including, without limitation, the purchase, holding, sale or discounting of or lending upon any notes, contracts, leases or other forms of obligations) the sale or lease of merchandise, equipment or services (1) by the

Issuer, (2) by a Subsidiary (whether such sales or leases have been made before or after the date which such Person became a Subsidiary), (3) by another Affiliated Entity or (4) by any Person prior to the time which substantially all its assets have heretofore been or shall hereafter have been acquired by the Issuer, (iii) is principally engaged in the business of owning, leasing, dealing in or developing real property, (iv) is principally engaged in the holding of stock in, and/or the financing of operations of, an Affiliated Entity, or (v) is principally engaged in the business of (1) offering health benefit products or (2) insuring against professional and general liability risks of the Issuer.

“Agent” means any Registrar or Paying Agent.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 2.02 to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Base Indenture” means the indenture, dated as of August 1, 2011, among the Issuer, HCA Healthcare, Inc., CSC Delaware Trust Company (formerly known as Delaware Trust Company) (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

“Below Investment Grade Rating Event” means, at the time of determination, that the rating assigned to either the Notes or the “corporate family rating” (or comparable designation) for the Parent Guarantor and its Subsidiaries (a) either (i) has been withdrawn by both of the Rating Agencies or (ii) is currently rated below an Investment Grade Rating by both such Rating Agencies; and/or (b) the Issuer or any of its Affiliates is party to an executory agreement to effect a transaction that would result in a Change of Control and both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause both such Rating Agencies to (i) withdraw such Investment Grade Rating or (ii) downgrade such rating to below an Investment Grade Rating.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Consolidated Total Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Fifty-Sixth Supplemental Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fifty-Sixth Supplemental Indenture” means this Fifty-Sixth Supplemental Indenture, as amended or supplemented from time to time.

“Frist Entities” means (i) Thomas F. Frist, Jr. and any executor, administrator, guardian, conservator or similar legal representative thereof, (ii) any member of the immediate family of Thomas F. Frist, Jr., (iii) any Person directly or indirectly controlled by one or more of the immediate family members of Thomas F. Frist, Jr., (iv) any person acting as agent for any Person described in clauses (i) through (iii) hereof and (v) HCA Healthcare Foundation so long as a majority of the members of its board of directors consist of (a) Frist Entities, (b) members of the Board of Directors of the Parent Guarantor, (c) the directors, management officers and employees of the Issuer and its Subsidiaries and/or (d) any other member of management of the Issuer.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP” means generally accepted accounting principles in the United States which were in effect on November 17, 2006.

“Global Note Legend” means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Notes issued under this Fifty-Sixth Supplemental Indenture.

“Global Notes” means the Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(d) hereof.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by the Parent Guarantor of the Parent Guaranteed Obligations under this Fifty-Sixth Supplemental Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means May 15 and November 15 of each year to stated maturity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB‑ (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issue Date” means April 30, 2026.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maturity Date” means May 15, 2036, the date the Notes will mature.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means mortgages, liens, pledges or other encumbrances.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Fifty-Sixth Supplemental Indenture. For all purposes of this Fifty-Sixth Supplemental Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer, the Parent Guarantor or a Subsidiary, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, on behalf of the Parent Guarantor by an Officer of the Parent Guarantor or on behalf of a Subsidiary by any Officer of such Subsidiary, as applicable, that meets the requirements set forth in this Fifty-Sixth Supplemental Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Parent Guarantor, as the case may be.

“Parent Guarantor” means the Person named as the “Parent Guarantor” in the recitals (i) until released pursuant to the provisions of this Fifty-Sixth Supplemental Indenture or (ii) until a successor Person shall have become such pursuant to the applicable provisions of this Fifty-Sixth Supplemental Indenture, and thereafter “Parent Guarantor” shall mean that successor Person until released pursuant to the provisions of this Fifty-Sixth Supplemental Indenture.

“Permitted Holders” means each of the Frist Entities and members of management of the Issuer (or its direct or indirect parent) and each of their respective Affiliates or successors, that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Frist Entities and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing or constituting capital or other lease obligations or purchase money indebtedness incurred to finance all or part of the cost of acquiring, leasing, constructing or improving any property or assets;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Subsidiaries;

(9) Liens on property at the time the Issuer or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Issuer or another Subsidiary;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or Parent Guarantor;

(16) Liens on equipment of the Issuer or any of its Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Fifty-Sixth Supplemental Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Subsidiaries in the ordinary course of business; and

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Subsidiary in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries and located in the United States of America.

“Prospectus” means the prospectus, dated April 27, 2026, relating to the sale of the Initial Notes.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Record Date” for the interest payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date; provided that for so long as the Notes are held by DTC, the Record Date for the Notes will be the close of business on the Business Day preceding the applicable Interest Payment Date.

“Remaining Life” has the meaning ascribed to such term in the definition of “Treasury Rate”.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Fifty-Sixth Supplemental Indenture.

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease‑Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Subsidiaries for a period of more than three years of any Principal Property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of a membership, general, special or limited partnership interests or otherwise is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person; provided, however, that for purposes of Sections 4.06, 4.07 and 4.08, any Person that is an Affiliated Entity shall not be considered a Subsidiary.

“Transfer Agent” means the Person specified in Section 2.03 hereof as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes for transfer or exchange pursuant to this Fifty-Sixth Supplemental Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the

United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means CSC Delaware Trust Company (formerly known as Delaware Trust Company) (as successor to Law Debenture Trust Company of New York), as trustee, until a successor replaces it in accordance with the applicable provisions of this Fifty-Sixth Supplemental Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Note Register”	2.03
“Par Call Date”	3.07
“Parent Guaranteed Obligations”	10.01
“Paying Agent”	2.03
“Redemption Date”	3.07
“Registrar”	2.03
“Successor Entity”	5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Fifty-Sixth Supplemental Indenture refers to a provision of the Trust Indenture Act the provision is by reference in and made a part of this Fifty-Sixth Supplemental Indenture. If and to the extent that any provision of this Fifty-Sixth Supplemental Indenture limits, qualifies or conflicts with another provision included in this Fifty-Sixth Supplemental Indenture, by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act, as amended (an “incorporated provision”), such incorporated provision shall control.

The following Trust Indenture Act terms used in this Fifty-Sixth Supplemental Indenture have the following meanings:

“indenture securities” mean the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Fifty-Sixth Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantee means the Issuer and the Parent Guarantor, respectively, and any successor obligor upon the Notes and the Guarantee, respectively.

All other terms used in this Fifty-Sixth Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Fifty-Sixth Supplemental Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fifty-Sixth Supplemental Indenture as a whole and not any particular Article, Section, clause or other subdivision.

In addition, this Fifty-Sixth Supplemental Indenture restates in their entirety the terms of the Base Indenture as supplemented by this Fifty-Sixth Supplemental Indenture and does not incorporate the terms of the Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this Fifty-Sixth Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, except as otherwise provided herein, and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Fifty-Sixth Supplemental Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Parent Guarantor, as applicable. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Fifty-Sixth Supplemental Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer and the Parent Guarantor, as applicable, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Fifty-Sixth Supplemental Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Fifty-Sixth Supplemental Indenture to be made, given or taken by Holders, which record date for the avoidance of doubt need not be the record date specified in Trust Indenture Act Section 316(c). If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

In accordance with Section 301 of the Base Indenture, the Issuer hereby creates the Notes as a series of its Securities issued pursuant to this Fifty-Sixth Supplemental Indenture. In accordance with Section 301 of the Base Indenture, the Notes shall be known and designated as the “5.300% Senior Notes due 2036” of the Issuer.

Section 2.01 Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Fifty-Sixth Supplemental Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Fifty-Sixth Supplemental Indenture and the Issuer, the Parent Guarantor and the Trustee, by their execution and delivery of this Fifty-Sixth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Fifty-Sixth Supplemental Indenture, the provisions of this Fifty-Sixth Supplemental Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.10 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes. Except as described under Article 9 hereof, the Notes offered by the Issuer and any Additional Notes subsequently issued under this Fifty-Sixth Supplemental Indenture will be treated as a single class for all purposes under this Fifty-Sixth Supplemental Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Fifty-Sixth Supplemental Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Fifty-Sixth Supplemental Indenture.

Section 2.02 Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Fifty-Sixth Supplemental Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Fifty-Sixth Supplemental Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) acceptable to the Issuer to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Fifty-Sixth Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Fifty-Sixth Supplemental Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints Deutsche Bank Trust Company Americas to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(A) the Issuer delivers to the Trustee notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(B) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(C) there has occurred and is continuing a Default or Event of Default with respect to the Notes, and the Depositary has notified the Issuer and the Trustee of its desire to exchange the Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (A) or (B) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, pursuant to this Section 2.06 or Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Fifty-Sixth Supplemental Indenture. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b) and Section 2.06(d) hereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

(f) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FIFTY-SIXTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE FIFTY-SIXTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE FIFTY-SIXTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE FIFTY-SIXTH SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.10 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Fifty-Sixth Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Issuer and/or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Fifty-Sixth Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Fifty-Sixth Supplemental Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Fifty-Sixth Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee and the Registrar and Paying Agent, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the clause of this Fifty-Sixth Supplemental Indenture or the subparagraph of such Note pursuant to which the redemption shall occur, (ii) the Redemption Date; (iii) the principal amount of Notes to be redeemed, (iv) the redemption price (or the method of calculating it) and (v) each place that payment will be made upon presentation and surrender of the Notes to be redeemed.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Registrar and Paying Agent shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis or (c) by lot or by such other method in accordance with the procedures of DTC. For so long as the Notes of a series are held by DTC (or another Depositary), the redemptions of the Notes of such series shall be done in accordance with the policies and procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date or purchase date by the Registrar and Paying Agent from the outstanding Notes not previously called for redemption or purchase.

The Registrar and Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Fifty-Sixth Supplemental Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

The Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 hereof. Except as set forth in Section 3.07(c) hereof, notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the redemption price (or method of calculating it);

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the place and address that payment will be made upon presentation and surrender of the Notes to be redeemed;

(e) the name and address of the Paying Agent;

(f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(h) the paragraph or subparagraph of the Notes and/or Section of this Fifty-Sixth Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;

(i) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(j) if in connection with a redemption pursuant to Section 3.07 hereof, any condition to such redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.07(c) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 12:00 p.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Fifty-Sixth Supplemental Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to the Maturity Date.

(b) Prior to February 15, 2036 (three months prior to their Maturity Date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date) (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (B) interest accrued to the Redemption Date, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of each Note to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but not including, such Redemption Date.

(c) Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or other corporate transaction.

(d) If the Issuer redeems less than all of the Notes issued by it at any time, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 hereof.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain in the Borough of Manhattan in the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Fifty-Sixth Supplemental Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the office of the Registrar at the address specified in Section 12.02 hereof (or such other address as to which the Registrar may give notice to the Holders and the Issuer) as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Fifty-Sixth Supplemental Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Fifty-Sixth Supplemental Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Fifty-Sixth Supplemental Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Fifty-Sixth Supplemental Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

Section 4.04 Taxes.

The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05 Stay, Extension and Usury Laws.

The Issuer and the Parent Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Fifty-Sixth Supplemental Indenture; and the Issuer and the Parent Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Limitations on Mortgages.

(a) Nothing in this Fifty-Sixth Supplemental Indenture or in the Notes shall in any way restrict or prevent the Issuer, the Parent Guarantor or any Subsidiary from incurring any Indebtedness, provided, however, that neither the Issuer nor any of its Subsidiaries will issue, assume or guarantee any indebtedness or obligation secured by Mortgages (other than Permitted Liens) upon any Principal Property, unless the Notes shall be secured equally and ratably with (or prior to) such Indebtedness.

(b) The provisions of Section 4.06(a) shall not apply to:

(1) Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 18 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

(2) Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);

(3) Mortgages to secure Indebtedness on which the interest payments to holders of the related Indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;

(4) Mortgages in favor of the Issuer or any Subsidiary;

(5) Mortgages existing on the date of this Fifty-Sixth Supplemental Indenture;

(6) Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;

(7) Mortgages incurred in connection with the borrowing of funds where such funds are used to repay within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised fair market value; and

(8) any extension, renewal, replacement, refunding or refinancing of any Mortgage referred to in clauses (1) through (7) above or this clause (8), provided the amount secured is not increased (except in an amount equal to accrued interest on the Indebtedness being extended, renewed, replaced or refinanced and fees and expenses (including tender, redemption, prepayment or repurchase premiums) incurred in connection therewith), and such extension, renewal or replacement Mortgage relates to the same property.

Section 4.07 Limitations on Sale and Lease-Back.

Neither the Issuer nor any Subsidiary will enter into any Sale and Lease-Back Transaction with another Person (other than with the Issuer or a Subsidiary) unless either:

(a) the Issuer or such Subsidiary could incur indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes; or

(b) within 120 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under this Fifty-Sixth Supplemental Indenture, to the voluntary retirement of Funded Debt and/or the acquisition or construction of a Principal Property.

The limitations described above shall apply only to transactions with respect to Principal Properties.

Section 4.08 Exempted Transactions.

Notwithstanding the provisions of Sections 4.06 and 4.07, if the aggregate outstanding principal amount of all Indebtedness of the Issuer and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 15% of the Consolidated Total Assets of the Issuer and its Subsidiaries, then:

(a) the Issuer or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages upon a Principal Property; and

(b) the Issuer or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction with respect to a Principal Property.

Section 4.09 Corporate Existence.

Subject to Article 5 hereof the Issuer, and so long as any Notes in respect of which the Guarantee has been outstanding, the Parent Guarantor, shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter or statutory), licenses and franchises; provided that neither the Issuer nor the Parent Guarantor shall be required to preserve any such right, license or franchise, if their respective boards of directors shall in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Parent Guarantor, as the case may be, and this Section 4.09 shall not restrict the right of any Person to change its entity form or to merge with or consolidate into any other Person to the extent not otherwise prohibited by this Fifty-Sixth Supplemental Indenture.

Section 4.10 Offer to Repurchase upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Offer notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) Holders tendering less than all of their Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuer, consistent with this Section 4.10, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e‑1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Neither the Issuer nor the Parent Guarantor, as applicable, shall consolidate with or merge into or transfer or lease all or substantially all of its assets to (whether or not the Issuer or the Parent Guarantor, as applicable, is the surviving corporation), any Person unless:

(1) either: (x) the Issuer or the Parent Guarantor, as applicable, is the surviving corporation; or (y) (i) in the case of the Issuer, the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such transfer or lease, will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Entity”) expressly assumes, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee, all obligations of the Issuer under the Notes and this Fifty-Sixth Supplemental Indenture as if such Successor Entity were a party to this Fifty-Sixth Supplemental Indenture; and (ii) in the case of the Parent Guarantor, the Successor Entity assumes the Parent Guarantor’s obligations under this Fifty-Sixth Supplemental Indenture and the Guarantee, as if such Successor Entity were an original party to this Fifty-Sixth Supplemental Indenture and such Guarantee;

(2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer or the Parent Guarantor, as applicable, would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Fifty-Sixth Supplemental Indenture, the Issuer or the Parent Guarantor, as applicable, or such Successor Entity or Person, as the case may be, shall take such steps as shall be necessary effectively to secure all the Notes or the Guarantee, as applicable, equally and ratably with (or prior to) all indebtedness secured thereby; and,

(4) the Issuer or the Parent Guarantor, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Section 5.01 and that all conditions precedent provided for relating to such transaction have been complied with.

(b) The Successor Entity shall succeed to, and be substituted for the Issuer or the Parent Guarantor, as applicable, as the case may be, under this Fifty-Sixth Supplemental Indenture and the Notes or the Guarantee, each as applicable. Notwithstanding clause (3) of Section 5.01(a) hereof,

(1) any Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or the Parent Guarantor, as applicable, in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Fifty-Sixth Supplemental Indenture referring to the Issuer or the Parent Guarantor, as applicable, shall refer instead to the successor corporation and not to the Issuer or the Parent Guarantor, as applicable), and may exercise every right and power of the Issuer or the Parent Guarantor, as applicable, under this Fifty-Sixth Supplemental Indenture with the same effect as if such successor Person had been named as the Issuer or the Parent Guarantor, as applicable, herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for a period of 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) default in any deposit of any sinking fund payment in respect of the Notes when and as due by the terms of the Notes;

(4) default in the performance, or breach, of any covenant or warranty of the Issuer in this Fifty-Sixth Supplemental Indenture (other than a covenant or warranty in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given written notice by the Holders of at least 25% in principal amount of the outstanding Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5) the Issuer or the Parent Guarantor, as applicable, pursuant to or within the meaning of any Bankruptcy Law:

(i)
commences proceedings to be adjudicated bankrupt or insolvent;
(ii)
consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(iii)
consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(iv)
makes a general assignment for the benefit of its creditors; or
(v)
generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)
is for relief against the Issuer or the Parent Guarantor, as applicable, in a proceeding in which the Issuer or the Parent Guarantor, as applicable, is to be adjudicated bankrupt or insolvent;
(ii)
appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Parent Guarantor, as applicable, or for all or substantially all of the property of the Issuer or the Parent Guarantor, as applicable; or
(iii)
orders the liquidation of the Issuer or the Parent Guarantor, as applicable; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7) The Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Parent Guarantor denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Fifty-Sixth Supplemental Indenture or the release of any such Guarantee in accordance with this Fifty-Sixth Supplemental Indenture.

Section 6.02 Acceleration.

(a) If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01(a) hereof) occurs and is continuing under this Fifty-Sixth Supplemental Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then total outstanding Notes may declare the principal amount of all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.

(b) Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5) or (6) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Fifty-Sixth Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a past Default in the payment (a) in principal of, premium if any, or interest on, any Note, or in the payment of any sinking fund installment with respect to the Notes, or (b) in respect of a covenant or provision hereof which pursuant to Article 9 hereof cannot be modified or amended, without the consent of Holders of each outstanding Note affected); provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Fifty-Sixth Supplemental Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Fifty-Sixth Supplemental Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Fifty-Sixth Supplemental Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60‑day period.

A Holder of a Note may not use this Fifty-Sixth Supplemental Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Fifty-Sixth Supplemental Indenture, the right of any Holder of a Note to receive payment of principal and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Fifty-Sixth Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Parent Guarantor), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any, and interest, respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct, including the Parent Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Fifty-Sixth Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Fifty-Sixth Supplemental Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Fifty-Sixth Supplemental Indenture and the Trustee need perform only those duties that are specifically set forth in this Fifty-Sixth Supplemental Indenture and no others, and no implied covenants or obligations shall be read into this Fifty-Sixth Supplemental Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Fifty-Sixth Supplemental Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Fifty-Sixth Supplemental Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)
this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)
the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)
the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Fifty-Sixth Supplemental Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Fifty-Sixth Supplemental Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Fifty-Sixth Supplemental Indenture.

(e) Unless otherwise specifically provided in this Fifty-Sixth Supplemental Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Fifty-Sixth Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Fifty-Sixth Supplemental Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Fifty-Sixth Supplemental Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Fifty-Sixth Supplemental Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Fifty-Sixth Supplemental Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its

Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the one-year anniversary date of this Fifty-Sixth Supplemental Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuer and the Parent Guarantor, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Fifty-Sixth Supplemental Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Parent Guarantor, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Parent Guarantor, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Fifty-Sixth Supplemental Indenture against the Issuer or the Parent Guarantor (including this Section 7.07) or defending itself against any claim whether asserted by any Holder or the Issuer or the Parent Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer and the Parent Guarantor under this Section 7.07 shall survive the satisfaction and discharge of this Fifty-Sixth Supplemental Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer and the Guarantee in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Fifty-Sixth Supplemental Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable. As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 90 days prior written notice and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days prior written notice. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this

Fifty-Sixth Supplemental Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Fifty-Sixth Supplemental Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 7.12 Appointment of Authenticating Agent.

The Trustee hereby appoints Deutsche Bank Trust Company Americas as Authenticating Agent for the Notes pursuant to Section 2.02 hereof. The Issuer hereby confirms that the appointment of such Authentication Agent is acceptable to it. By its execution and delivery of this Fifty-Sixth Supplemental Indenture as Paying Agent, Registrar and Transfer Agent below, Deutsche Bank Trust Company Americas hereby accepts such appointment and agrees to perform the duties of Authenticating Agent hereunder.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Parent Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Guarantee on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Fifty-Sixth Supplemental Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Fifty-Sixth Supplemental Indenture including that of the Parent Guarantor (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Fifty-Sixth Supplemental Indenture referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09 and 4.10 hereof and Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant

Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Fifty-Sixth Supplemental Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(5), 6.01(a)(6) and 6.01(a)(7) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated Maturity Date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Fifty-Sixth Supplemental Indenture) to which the Issuer or the Parent Guarantor is a party or by which the Issuer or the Parent Guarantor is bound (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or the Parent Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding anything to the contrary in Section 8.04(1) or 11.01(2), in connection with any Legal Defeasance, Covenant Defeasance or discharge related to the Notes involving a redemption of Notes on or prior to the Par Call Date, the amount deposited shall be sufficient to the extent equal, in the opinion of a nationally recognized firm of independent public accountants to the redemption price calculated as of the date of deposit, provided that any deficit in such redemption price calculated as of the date of redemption, together with accrued and unpaid interest to such redemption date, shall be required to be deposited with the Trustee on or prior to the date of redemption in accordance with Section 3.05, and any excess in such redemption price deposit shall be returned to the Issuer on such redemption date.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Fifty-Sixth Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or the Parent Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Fifty-Sixth Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, the Parent Guarantor (with respect to the Guarantee or this Fifty-Sixth Supplemental Indenture) and the Trustee may amend or supplement this Fifty-Sixth Supplemental Indenture, the Notes or the Guarantee without the consent of any Holder:

(1) to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in this Fifty-Sixth Supplemental Indenture;

(2) to add to the covenants for the benefit of the Holders, to make any change that does not materially and adversely affect legal rights of any Holder (as determined by the Issuer and certified to Trustee) or to surrender any right or power herein conferred upon the Issuer;

(3) to add any additional Events of Default;

(4) to change or eliminate any of the provisions of this Fifty-Sixth Supplemental Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Notes created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(5) to secure the Notes;

(6) to supplement any of the provisions of this Fifty-Sixth Supplemental Indenture to such extent necessary to permit or facilitate the defeasance and discharge of the Notes, provided that any such action does not adversely affect the interests of the Holders of the Notes in any material respect;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Fifty-Sixth Supplemental Indenture necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

(8) to cure any ambiguity to correct or supplement any provision of this Fifty-Sixth Supplemental Indenture which may be defective or inconsistent with any other provision;

(9) to change any place or places where the principal of and premium, if any, and interest, if any, on the Notes shall be payable, the Notes may be surrendered for registration or transfer, the Notes may be surrendered for exchange, and notices and demands to or upon the Issuer may be served;

(10) to comply with requirements of the SEC in order to effect or maintain the qualification of this Fifty-Sixth Supplemental Indenture under the Trust Indenture Act;

(11) to conform the text of this Fifty-Sixth Supplemental Indenture, the Guarantee or the Notes to any provision of the “Description of the Notes” section of the Prospectus to the extent that such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of this Fifty-Sixth Supplemental Indenture, the Guarantee or the Notes; or

(12) to make any amendment to the provisions of this Fifty-Sixth Supplemental Indenture relating to the transfer and legending of Notes as permitted by this Fifty-Sixth Supplemental Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Fifty-Sixth Supplemental Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the

Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer and the Parent Guarantor in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Fifty-Sixth Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Fifty-Sixth Supplemental Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Parent Guarantor and the Trustee may amend or supplement this Fifty-Sixth Supplemental Indenture, the Guarantee and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Fifty-Sixth Supplemental Indenture, the Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Fifty-Sixth Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the stated maturity of the principal of, or installment of interest, if any, on, the Notes, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

(2) change the currency in which the principal of (and premium, if any) or interest on such Notes are denominated or payable, or reduce the amount of the principal of a discount security that would be due and payable upon redemption thereof;

(3) adversely affect the right of repayment or repurchase, if any, at the option of the Holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(4) reduce the percentage of Holders whose consent is required for modification or amendment of this Fifty-Sixth Supplemental Indenture or for waiver of compliance with certain provisions of this Fifty-Sixth Supplemental Indenture or certain defaults;

(5) modify the provisions that require Holder consent to modify or amend this Fifty-Sixth Supplemental Indenture or that permit Holders to waive compliance with certain provisions of this Fifty-Sixth Supplemental Indenture or certain defaults; or

(6) except as expressly permitted by this Fifty-Sixth Supplemental Indenture, modify the Guarantee in any manner adverse to the Holders of the Notes.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Fifty-Sixth Supplemental Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the

Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Fifty-Sixth Supplemental Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Parent Guarantor, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07 Payment for Consent.

Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Fifty-Sixth Supplemental Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided that the foregoing shall not apply to the extent required, in the good faith judgment of the Issuer after consultation with counsel, to enable the Issuer to effect such transaction in reliance on an exemption from SEC registration.

ARTICLE 10

GUARANTEE

Section 10.01 Guarantee.

(a) The Parent Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the monetary obligations of the Issuer under this Fifty-Sixth Supplemental Indenture and the Notes, whether for principal or interest on the Notes, expenses, indemnification or otherwise (all such obligations of the Parent Guarantor being herein referred to as the “Parent Guaranteed Obligations”).

(b) It is the intention of the Parent Guarantor that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the amount guaranteed by the Parent Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Parent Guarantor that are relevant under such laws, result in the obligations of the Parent Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(c) The Parent Guarantor guarantees that the Parent Guaranteed Obligations will be paid strictly in accordance with the terms of this Fifty-Sixth Supplemental Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Notes with respect thereto. The liability of the Parent Guarantor under the Guarantee shall be absolute and unconditional irrespective of:

(i)
any lack of validity, enforceability or genuineness of any provision of this Fifty-Sixth Supplemental Indenture, the Notes or any other agreement or instrument relating thereto;
(ii)
any change in the time, manner or place of payment of, or in any other term of, all or any of the Parent Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Fifty-Sixth Supplemental Indenture;
(iii)
any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Parent Guaranteed Obligations; or
(iv)
any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor.

(d) The Parent Guarantor covenants and agrees that its obligation to make payments of the Parent Guaranteed Obligations hereunder constitutes an unsecured obligation of the Parent Guarantor ranking pari passu with all existing and future senior unsecured indebtedness of the Parent Guarantor that is not subordinated in right of payment to the Guarantee.

(e) The Parent Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Guarantee and any requirement that the Trustee, or the Holders of any Notes protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral.

(f) The Parent Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Parent Guarantor’s obligations under the Guarantee or this Fifty-Sixth Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee, or the Holders of any Notes against the Issuer or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the cash payment in full of the Parent Guaranteed Obligations and all other amounts payable under the Guarantee, such amount shall be held in trust for the benefit of the Trustee and the Holders of any Notes and shall forthwith be paid to the Trustee, to be credited and applied to the Parent Guaranteed Obligations and all other amounts payable under the Guarantee, whether matured or unmatured, in accordance with the terms of this Fifty-Sixth Supplemental Indenture and the Guarantee, or be held as collateral for any Parent Guaranteed Obligations or other amounts payable under the Guarantee thereafter arising. The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Fifty-Sixth Supplemental Indenture and the Guarantee and that the waiver set forth in this Section 10.01 is knowingly made in contemplation of such benefits.

(g) No failure on the part of the Trustee or any Holder of the Notes to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(h) The Guarantee is a continuing guarantee and shall (a) subject to paragraph 10.01(i), remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable Parent Guaranteed Obligations of the Parent Guarantor then due and owing, (b) be binding upon the Parent Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Trustee, any Holder of Notes, and by their respective successors, transferees, and assigns.

(i) The Parent Guarantor will automatically and unconditionally be released from all Parent Guaranteed Obligations, and the Guarantee shall thereupon terminate and be discharged and of no further force of effect, (i) upon any merger or consolidation of such Parent Guarantor with the Issuer, (ii) upon exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the discharge of the Issuer’s obligations under this Fifty-Sixth Supplemental Indenture, in accordance with the terms of this Fifty-Sixth Supplemental Indenture, or (iii) upon payment in full of the aggregate principal amount of all Notes then outstanding and all other applicable Parent Guaranteed Obligations of the Parent Guarantor then due and owing.

Upon any such occurrence specified in this paragraph 10.01(i), the Trustee shall execute upon request by the Issuer, any documents reasonably required in order to evidence such release, discharge and termination in respect of the Guarantee. Neither the Issuer nor the Parent Guarantor shall be required to make a notation on the Notes to reflect the Guarantee or any such release, termination or discharge.

(j) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) The Parent Guarantor may amend the Guarantee at any time for any purpose without the consent of the Trustee or any Holder of the Notes; provided, however, that if such amendment adversely affects (a) the rights of the Trustee or (b) any Holder of the Notes, the prior written consent of the Trustee (in the case of (b), acting at the written direction of the Holders of more than 50% in aggregate principal amount of Notes) shall be required.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Fifty-Sixth Supplemental Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or the Parent Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient (subject to the last sentence of Section 8.04 of this Fifty-Sixth Supplemental Indenture) without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B) the Issuer has paid or caused to be paid all sums payable by it under this Fifty-Sixth Supplemental Indenture; and

(C) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Fifty-Sixth Supplemental Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Fifty-Sixth Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Parent Guarantor’s obligations under this Fifty-Sixth Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Fifty-Sixth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 12.02 Notices.

Any notice or communication by the Issuer, the Parent Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, or, if acceptable to the Trustee, by email or other electronic means (provided that the Trustee shall at all times have the right to require confirmation in writing delivered by other means described in this sentence, and the Trustee shall have no liability for acting upon such email or other electronic communication notwithstanding any deviation in such subsequent confirmation) to the others’ address:

If to the Issuer:

HCA Inc.

One Park Plaza

Nashville, Tennessee 37203

Attention: Chief Legal Officer

If to the Parent Guarantor:

HCA Healthcare, Inc.

c/o HCA Inc.

One Park Plaza

Nashville, Tennessee 37203

Attention: Chief Legal Officer

If to the Trustee:

CSC Delaware Trust Company

251 Little Falls Drive

Wilmington Delaware 19808

Attention: Corporate Trust Administration

If to the Registrar, Paying Agent or Transfer Agent:

Deutsche Bank Trust Company Americas

1 Columbus Circle, 17th Floor

Mailstop NYC01-1710

New York, NY 10019

Attn: Corporates Team Deal Manager - HCA Inc.

The Issuer, the Parent Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; when receipt is acknowledged in writing, if emailed or sent by other electronic means; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Fifty-Sixth Supplemental Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or the Parent Guarantor to the Trustee to take any action under this Fifty-Sixth Supplemental Indenture, the Issuer or the Parent Guarantor, as the case may be, shall furnish to the Trustee:

(a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Fifty-Sixth Supplemental Indenture relating to the proposed action have been satisfied; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Fifty-Sixth Supplemental Indenture (other than a certificate provided pursuant to Section 4.03 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or the Parent Guarantor shall have any liability for any obligations of the Issuer or the Parent Guarantor under the Notes, the Guarantee or this Fifty-Sixth Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THIS FIFTY-SIXTH SUPPLEMENTAL INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 Waiver of Jury Trial.

EACH OF THE ISSUER, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT

OF OR RELATING TO THIS FIFTY-SIXTH SUPPLEMENTAL INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Fifty-Sixth Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.11 No Adverse Interpretation of Other Agreements.

This Fifty-Sixth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Fifty-Sixth Supplemental Indenture.

Section 12.12 Successors.

All agreements of the Issuer in this Fifty-Sixth Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Fifty-Sixth Supplemental Indenture shall bind their respective successors. All agreements of the Parent Guarantor in this Fifty-Sixth Supplemental Indenture shall bind its successors, except as otherwise provided in Section 10.01(i) hereof.

Section 12.13 Severability.

In case any provision in this Fifty-Sixth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Legal Holidays.

Notwithstanding any term herein to the contrary, if any Interest Payment Date, Maturity Date or Redemption Date shall not be a Business Day, then payment of the interest or principal (and premium, if any) then due, as applicable, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Maturity Date or Redemption Date, as the case may be, and, provided that the Issuer makes payment of such amount due in accordance with Section 4.01 hereof on or before such Business Day, no additional interest shall accrue on such amount due for the period after such Interest Payment Date, Maturity Date or Redemption Date.

Section 12.15 Counterpart Originals.

The parties hereto agree that this Fifty-Sixth Supplemental Indenture may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Fifty-Sixth Supplemental Indenture may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission (including without limitation by e-mail or telecopy), delivery and/or retention. Notwithstanding anything contained herein to the contrary, except as provided above with respect to the execution and delivery of this Fifty-Sixth Supplemental Indenture, the parties are under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the parties pursuant to procedures, if any, approved by them; provided, further, without limiting the foregoing, (a) to the extent the parties have agreed to accept such Electronic Signature, the parties shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the parties any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, (x) “Communication” means this Fifty-Sixth Supplemental Indenture and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Fifty-Sixth Supplemental Indenture and (y) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

For the avoidance of doubt, and without limiting the foregoing, the Trustee shall be entitled (but not obliged) at any time or times to accept, rely and act upon any instructions, directions, notices, opinions, reports and other Communications (collectively, any “Instructions”), and any agreements, guarantees and other documents described herein (collectively, any “Transaction Documents”), delivered to it by electronic means (including without limitation unsecured email or facsimile transmission), in the form of an Electronic Record, and/or using Electronic Signatures pursuant to or in connection with this Fifty-Sixth Supplemental Indenture, the Notes and the Base Indenture, subject to the right of the Trustee (solely at its option), upon its request, to require that any such delivery in the form of an Electronic Record shall be promptly followed by delivery of a manually executed, original counterpart (provided, however, that any failure to deliver such original counterpart pursuant to the Trustee’s request shall not preclude, limit or otherwise affect the right of the Trustee to continue to rely and act upon such Electronic Record or such Electronic Signatures). Any Person so providing any such Instructions or Transaction Documents to the Trustee agrees to assume all risks arising out of the use of such electronic methods, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.16 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Fifty-Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifty-Sixth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.17 Qualification of Fifty-Sixth Supplemental Indenture.

The Issuer and the Parent Guarantor shall qualify this Fifty-Sixth Supplemental Indenture under the Trust Indenture Act in accordance with and to the extent required by the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Parent Guarantor and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Fifty-Sixth Supplemental Indenture and the Notes and printing this Fifty-Sixth Supplemental Indenture and the Notes. The Trustee shall be entitled to receive (but shall not be under any obligation to require) from the Issuer and the Parent Guarantor any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Fifty-Sixth Supplemental Indenture under the Trust Indenture Act.

Section 12.18 USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

[Signatures on following pages]

HCA INC.

By:	/s/ John M. Hackett
	Name:	John M. Hackett
	Title:	Senior Vice President – Finance and Treasurer

HCA HEALTHCARE, INC., as Parent Guarantor

By:	/s/ John M. Hackett
	Name:	John M. Hackett
	Title:	Senior Vice President – Finance and Treasurer

Supplemental Indenture No. 56

CSC DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Lici Zhu
	Name:	Lici Zhu
	Title:	Vice President

Supplemental Indenture No. 56

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar and Transfer Agent

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

By:	/s/ Sebastian Hidalgo
	Name:	Sebastian Hidalgo
	Title:	Assistant Vice President

Supplemental Indenture No. 56

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Fifty-Sixth Supplemental Indenture]

CUSIP [ ]

ISIN [ ]1

GLOBAL NOTE

5.300% Senior Notes due 2036

No. [$ ]

HCA INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of United States Dollars] on May 15, 2036.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1; provided that for so long as the Notes are held by DTC, the Record Date for the Notes will be the close of business on the Business Day preceding the applicable Interest Payment Date

1

CUSIP Numbers: 404119 DL0
ISIN Numbers: US404119DL04

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: April 30, 2026

HCA INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Fifty-Sixth Supplemental Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Name:
Title:

[Back of Note]

5.300% Senior Notes due 2036

Capitalized terms used herein shall have the meanings assigned to them in the Fifty-Sixth Supplemental Indenture referred to below unless otherwise indicated.

1. INTEREST. HCA Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 5.300% per annum from April 30, 2026 until maturity. The Issuer will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be November 15, 2026. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Fifty-Sixth Supplemental Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. FIFTY-SIXTH SUPPLEMENTAL INDENTURE. The Issuer issued the Notes under the Base Indenture dated as of August 1, 2011 (the “Base Indenture”) among HCA Inc., the Parent Guarantor, the Trustee and the Paying Agent, Registrar and Transfer Agent, as supplemented by Supplemental Indenture No. 56, dated as of April 30, 2026 (the “Fifty-Sixth Supplemental Indenture”), among HCA Inc., the Parent Guarantor, the Trustee and the Paying Agent, Registrar and Transfer Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 5.300% Senior Notes due 2036. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Fifty-Sixth Supplemental Indenture. The terms of the Notes include those stated in the Fifty-Sixth Supplemental Indenture and those made part of the Fifty-Sixth Supplemental Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Fifty-Sixth Supplemental Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Fifty-Sixth Supplemental Indenture or the Base Indenture, the provisions of the Fifty-Sixth Supplemental Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to the Maturity Date.

(b) Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (B) interest accrued to the Redemption Date, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of each Note to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but not including, such Redemption Date.

(c) Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or other corporate transaction.

(d) If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 of the Fifty-Sixth Supplemental Indenture.

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Fifty-Sixth Supplemental Indenture.

6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Fifty-Sixth Supplemental Indenture, notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 of the Fifty-Sixth Supplemental Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Triggering Event, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.10 of the Fifty-Sixth Supplemental Indenture.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Fifty-Sixth Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Fifty-Sixth Supplemental Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Fifty-Sixth Supplemental Indenture, the Guarantee or the Notes may be amended or supplemented as provided in the Fifty-Sixth Supplemental Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Fifty-Sixth Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Fifty-Sixth Supplemental Indenture, the Notes or the Guarantee except as provided in the Fifty-Sixth Supplemental Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Fifty-Sixth Supplemental Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Fifty-Sixth Supplemental Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Fifty-Sixth Supplemental Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee, or an Authenticating Agent acting on its behalf.

14. [RESERVED].

15. GOVERNING LAW. THE FIFTY-SIXTH SUPPLEMENTAL INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Fifty-Sixth Supplemental Indenture. Requests may be made to the Issuer at the following address:

HCA Inc.

One Park Plaza

Nashville, Tennessee 37203

Attention: Chief Legal Officer

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 of the Fifty-Sixth Supplemental Indenture, check the appropriate box below:

[ ] Section 4.10

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 of the Fifty-Sixth Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $ . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Registrar

*This schedule should be included only if the Note is issued in global form.